FORM
OF
PROMISSORY NOTE

Amount: Date: October 15, 2006	Maturity Date: June 30, 2007
     This Promissory Note (the “Note”) is being executed by Mercator Partners Acquisition Corp., a Delaware corporation (the “Company”), in favor of and is being delivered to D.             (“Payee”) in connection with Payee’s agreement to defer part of the cash payment due to the Payee from the Company from the Company’s purchase of the shares that the Payee held in [Global Internetworking, Inc. (“GII”)] [European Telecommunication & Technology Limited]. This Note is one of a series of notes (collectively, the “Notes”) amounting to an aggregate principal amount of $5,916,667.00 that the Company has delivered on this date to other holders of shares of [European Telecommunications & Technology, Inc. (“ETT”)] [Global Internetworking, Inc.] and GII who have similarly agreed to defer part of the current payment of cash against the Company’s purchase of their shares of GII or ETT.
     As used herein, the term “Holder” means the Payee and any other holder from time to time of this Note, together with their respective successors, heirs and assigns.
     FOR VALUE RECEIVED, the Company promises to pay to the order of Holder at the offices of the Company, or at such other place as may be designated by Holder, the principal amount of             Dollars ($           ) together with interest on the unpaid principal balance as hereinafter provided.
     1. Payment Schedule and Maturity Date. The entire principal balance of this Note then unpaid, together with all accrued and unpaid interest and all other amounts payable under this Note, shall be due and payable in full on June 30, 2007 (the “Maturity Date”).
     (a) Fixed Rate. Interest on the outstanding principal balance of, and all other sums owing under this Note, which are not past due, shall accrue and be payable at a rate which is equal to six percent (6.00%) per annum (the “Note Rate”). Interest shall be computed for the actual number of days which have elapsed, on the basis of a 365-day year.
     (b) Past Due Rate. If any amount payable by the Company under this Note is not paid when due, such amount shall thereafter bear interest at the Note Rate plus two percent (2%) per annum (the “Past Due Rate”) to the fullest extent permitted by applicable law. The Past Due Rate shall apply to all sums not paid when due and payable under this Note until paid in full.
     2. Prepayments. The Company may prepay this Note in full or in part, at any time without notice or penalty. In no event will any prepayment be made against this Note unless prepayments are then made against all the Notes with the amount being prepaid against this Note bearing the same ratio to the total amounts being prepaid against all the Notes as the ratio of the amount then due under this Note bears to the total amounts then due under all the Notes.
3. Waivers, Consents and Covenants.
     (a) Waivers; Time of Essence. The Company waives, to the extent permitted by applicable law, presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, and notice of dishonor in connection with the delivery, acceptance, performance, default or enforcement of this Note. TIME IS OF THE ESSENCE IN THIS NOTE.
     (b) Covenants. Until such time as this Note shall have been paid in full, (i) promptly upon the occurrence thereof (but in all events within three business days thereof), the Company shall provide Holder with written notice of any Event of Default (as defined in Section 4 below), or any act, event, condition or occurrence that upon the giving of any required notice or the lapse of time, or both, would constitute an Event of Default, and (ii) the Company shall (X) apply the proceeds of any new issue of securities towards the repayment of this Notes (pro rata to their principal amounts before making any other use thereof (other than payment of costs of the issue) and (Y) not (A) declare or pay any dividends or make any distributions, whether of an income or capital nature of cash or assets, (B) purchase, redeem or otherwise retire any shares of the Company’s capital stock, (C) loan or advance any funds to any stockholder of the Company other than customary advancement of expenses to employees of the Company in the ordinary course of business, (D) create or permit to subsist any mortgage charge, pledge, lien or encumbrance whatsoever over all or any part of its assets or agree to do so, (E) sell, transfer or otherwise dispose of the whole or any part of its assets or agree to do so, or (F) borrow any monies from or grant any security to any person unless the repayment of those borrowings and/or the security is subordinate to the terms of these Notes.
     4. Events of Default. The occurrence of one or more of the following events shall be “Events of Default” under this Note, and the term “Event of Default” shall mean, whenever they are used in this Note, any one or more of the following events:
          (a) Failure to Pay. The Company shall fail to make any payment under this Note within five (5) business days after such payment becomes due under this Note.
          (b) Breach of Covenant. The Company breaches any of the covenants set out in Section 3(b) above or the warranties set out in Section 6.
          (c) Receiver; Bankruptcy. The Company shall (i) apply for or consent to the appointment of a receiver, administrator, trustee or liquidator of itself or any of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or be insolvent, (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if corporate action shall be taken by the Company for the purposes of effecting any of the foregoing, or (vi) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days.
5. Remedies Upon Default. Upon the occurrence of an Event of Default under this Note, (i) at the option of Holder, the entire balance outstanding under this Note shall become immediately due and payable and (ii) Holder shall have all rights and remedies available at law or in equity.
6. Warranties. As at the date of these Notes, the Company warrants and undertakes to the Holders that, save as set out in the Proxy Statement of the Company dated September 29, 2006, neither it nor GII and ETT have any debt or loan facilities outstanding to any persons nor are the assets of the Company, GII and ETT mortgaged or charged to any person.
7. Remedies Cumulative. The failure at any time of Holder to exercise any of the Holder’s options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of Holder’s options or rights at a later date. All rights and remedies of Holder shall be cumulative and may be pursued singly, successively or together, at the option of Holder. The acceptance by Holder of any partial payment shall not constitute a waiver of any default or of any of Holder’s rights under this Note. Any term or provision of this Note may be amended, waived or modified with the written consent of the Company and Holder; and any such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Holder or the obligations of the Company to Holder in any other respect at any other time.
8. Costs and Expenses of Enforcement. Upon the occurrence of an Event of Default, the Company shall pay on demand all costs of collection and reasonable attorneys fees incurred or paid by Holder in enforcing the terms hereof or with respect to collection hereunder whether or not a suit has been filed.
9. Applicable Law. This Note shall be construed and enforced in accordance with, and the rights and obligations of the Company and Holder shall be governed by, the laws of Virginia and the parties submit to the non-exclusive jurisdiction of the Virginia courts.
10. Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.
11. Binding Effect. This Note shall be binding upon and inure to the benefit of the Company and Holder and their respective successors and permitted assigns.
12. Manner and Method of Payment. All payments called for in this Note shall be made in lawful money of the United States of America by wire transfer to the account(s) designated by Holder, which account(s) may be changed by Holder from time to time upon notice to the Company pursuant to Section 14 hereof. Should any payment date fall on a non-banking day, the Company shall make the payment on the next succeeding banking day (provided that interest shall continue to accrue at the applicable rate hereunder through the actual date of payment).

13. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) upon receipt or refusal of delivery, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested), or delivered by courier service or overnight mail to the parties at the following addresses (or at such other address for a party as shall be communicated by such party pursuant hereto) or (ii) upon receipt if sent by electronic transmission to the telecopier number specified below (or at such other telecopier number for a party as shall be communicated by such party pursuant hereto) provided that a copy of such notice or other communication is delivered personally or by courier service within two (2) business days following such electronic transmission:

If to the Company:	Mercator Partners Acquisition Corp.

One Fountain Square
Suite 590
Reston, VA 20190
Facsimile: (703) 995-5535
Attention: Rhodric Hackman.

If to Holder:	At the address set forth in the Company’s records for the Holder
14. Service. The Company appoints Rhodric Hackman, or such other person as the Company may hereafter designate in writing to the Holder as its process agent to receive on its behalf service of process and any other documents in any proceedings in [the Commonwealth of Virginia] [England] and any writ, judgment or other notice of legal process which shall be sufficiently served on the Company if delivered to such process agent at his/its address for the time being. The Company undertakes not to revoke the authority of such process agent. If for any reason such process agent (or any subsequent replacement process agent) ceases to exist, ceases to be able to act in that capacity, no longer has an address in [England] [Virginia] or service of process on such process agent ceases to be effective, the Company undertakes to appoint a replacement process agent and to notify the Holders forthwith of such appointment. In default of such appointment by the Company, the Holders shall be entitled to appoint such a process agent on behalf of, and at the expense of, the Company.
15. No Transfer. This Note may not be transferred by Holder without the Company’s prior written consent, except that if the Holder is an individual the Note may, (i) be transferred, in whole or in part to members of Holder’s immediate family or any trusts for Holder’s or their benefit and (ii) upon Holder’s death, be transferred to Holder’s successors, heirs, personal representative or trustees for the benefit of Holder’s immediate family and except further that if the Holder is a company the Note may be transferred in whole or in part to members of the group of companies of which the Holder is part and if the Holder is a fund the Note may be transferred in whole or in part to any fund which is managed or advised by the manager or adviser to such fund.

16. Seal and Effective Date. This Note is an instrument executed under seal and is to be considered effective and enforceable as of the date set forth on the first page hereof, independent of the date of actual execution and delivery.
[Signature Page Follows]

ATTEST:	COMPANY:

Mercator Partners Acquisition Corp.

	By:	/s/ Rhodric C. Hackman	(SEAL)

Name:

ACKNOWLEDGED AND AGREED:

SCHEDULE OF MATERIAL DIFFERENCES TO EXHIBIT 10.5

Payee	Principal Sum
D. Michael Keenan	$250,000

Todd Vecchio	$800,000